Exhibit 99.1

DSP Group, Inc. Reports Third Quarter 2021 Results

Third Quarter Revenues of $37.8 Million, an Increase of 45% YoY

GAAP and Non-GAAP Gross Margins of 55.3% and 55.7%, respectively

San Jose, Calif., November 3, 2021 - DSP Group®, Inc. (NASDAQ: DSPG), a leading global provider of wireless chipset solutions for converged communications, announced today its results for the third quarter ended September 30, 2021.

Third Quarter Financial Highlights (and Comparison to Third Quarter of 2020):

Revenue breakdown (USD in millions)

	Q3 2021	Q3 2020	vs. Q3 2020
IoAT Revenues:
SmartVoice	$5.96	$7.20	down 17%
SmartHome	$6.86	$3.69	up 86%
Unified Communications	$14.42	$2.59	up 458%
Total IoAT Revenues	$27.24	$13.48	up 102%
Cordless Revenues	$10.52	$12.54	down 16%
Total Revenues	$37.76	$26.02	up 45%

●	GAAP and non-GAAP gross margin of 55.3% and 55.7%, respectively, a 460 and 420 basis point increase compared to the third quarter of 2020, respectively.

●	GAAP zero loss per share and non-GAAP diluted earnings per share of $0.16, compared to GAAP loss per share of $0.08 and non-GAAP diluted earnings per share of $0.05 for the third quarter of 2020.

●

GAAP operating income of $0.3 million and non-GAAP operating income of $4.5 million, compared to GAAP operating loss of $2.3 million and non-GAAP operating income of $1.0 million for the third quarter of 2020.

●	GAAP net loss of less than $0.1 million and non-GAAP net income of $4.1 million, compared to GAAP net loss of $1.9 million and non-GAAP net income of $1.3 million for the third quarter of 2020.

●	Generated $4.4 million of cash from operations, compared to $2.9 million of cash used in operations in the third quarter of 2020.

●	Cash, deposits and marketable securities of approximately $133.4 million as of September 30, 2021.

Management Comments:

Commenting on the results, Ofer Elyakim, CEO of DSP Group, stated: “We are delighted that we have been able to execute a successful business transformation of DSP Group as evidenced by the substantially improved results on multiple fronts and culminating in the proposed acquisition by Synaptics. We believe this proposed combination will provide a great result for our stockholders who have supported us through this journey.”

Third Quarter Non-GAAP Results:

Non-GAAP net income and diluted earnings per share for the third quarter of 2021 were $4.1 million and $0.16, respectively, as compared to non-GAAP net income and diluted earnings per share of $1.3 million and $0.05, respectively, for the third quarter of 2020. Non-GAAP net income and diluted earnings per share for the third quarter of 2021 excluded the impact of amortization of acquired intangible assets in the amount of $0.3 million associated with previous acquisitions, equity-based compensation expenses of $2.7 million, $1.1 million of transaction costs related to the anticipated acquisition by Synaptics Incorporation, amortization of employee retention expenses related to the SoundChip acquisition of $0.03 million, non-cash expenses from exchange rate differences resulting from the lease accounting standard (ASC 842) in the amount of $0.04 million, and income resulting from changes in deferred taxes in the amount of $0.03 million related to intangible assets acquired in previous acquisitions and equity-based compensation expenses. Non-GAAP net income and diluted earnings per share for the third quarter of 2020 excluded the impact of amortization of acquired intangible assets in the amount of $0.4 million associated with previous acquisitions, equity-based compensation expenses of $2.4 million, non-cash expenses from exchange rate differences resulting from ASC 842 in the amount of $0.1 million, transaction expenses related to the acquisition of SoundChip in amount of $0.25 million, amortization of employees retention expenses related to the acquisition of SoundChip in amount of $0.25 million and income resulting from changes in deferred taxes in the amount of $0.2 million related to intangible assets acquired in current and previous acquisitions and equity-based compensation expenses.

Proposed acquisition of DSP Group by Synaptics

As announced on August 30, 2021, DSP Group entered into an agreement and plan of merger with Synaptics Incorporated ("Synaptics") and a wholly-owned subsidiary of Synaptics. Under the terms of the merger agreement, Synaptics will acquire all outstanding shares of DSP Group common stock for a per share price of $22.00 in cash. DSP Group’s Board of Directors unanimously approved the transaction and DSP Group filed definitive proxy materials with the Securities and Exchange Commission on October 25, 2021. The definitive proxy materials were mailed to DSP Group’s stockholders of record as of October 18, 2021 for a special meeting of stockholders to vote on the merger and other matters. The virtual special meeting is scheduled for Monday, November 29, 2021 at 1:00 p.m. Pacific Time. The consummation of the merger is subject to approval by the stockholders of DSP Group and the satisfaction of other conditions set forth in the merger agreement. Subject to the satisfaction of the closing conditions to the merger, we currently expect to complete the transaction by year end.

In light of the pending transaction, DSP Group will not host an earnings conference call and will not provide guidance relating to its expected financial results for future periods.

About DSP Group

DSP Group®, Inc. (NASDAQ: DSPG) is a global leader in wireless chipsets for a wide range of smart-enabled devices. The company was founded in 1987 on the principles of experience, insight and continuous advancement which enable the company to consistently deliver next-generation solutions in the areas of voice, audio, video and data connectivity. DSP Group, an expert in voice processing, invests heavily in innovation for the smart future and designs leading-edge semiconductor technology that is enabling our customers to develop a new wave of products that bring enhanced user experiences through innovation. For more information, visit www.dspg.com.

Additional Information and Where to Find It

In connection with the merger transaction, DSP Group filed definitive proxy materials with the SEC on October 25, 2021 and mailed such materials and a proxy card to each stockholder of record as of October 18, 2021. STOCKHOLDERS OF DSP GROUP ARE URGED TO READ THESE MATERIALS, INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO, AND ANY OTHER RELEVANT DOCUMENTS IN CONNECTION WITH THE TRANSACTION THAT DSP GROUP HAS FILED OR WILL FILE WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT DSP GROUP AND THE TRANSACTION. The definitive proxy statement and other relevant materials for DSP Group stockholders in connection with the transaction, and any other documents filed by DSP Group with the SEC, may be obtained free of charge at the SEC's website (http://www.sec.gov) or at DSP Group's website (http://www.dspg.com) or by writing to DSP Group at 2055 Gateway Place, San Jose, California 95110, attention Investor Relations.

Participants in the Solicitation

DSP Group and certain of its directors and executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies from DSP Group’s stockholders with respect to the transaction. Information about DSP Group’s directors and executive officers and their ownership of DSP Group's common stock, as well as their direct and indirect interests in the transaction, are set forth in DSP Group’s definitive proxy materials filed with the SEC on October 25, 2021, and subsequent changes made by such persons on Statements of Changes in Ownership on Form 4 filed with the SEC.

Legal Notice Regarding Forward-Looking Statements

This release contains forward-looking statements that are subject to the safe harbors created under the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended. Forward-looking statements give our current expectations and projections relating to our financial condition, results of operations, plans, objectives, future performance and business, including the expected timetable for completing the transaction, and can be identified by the fact that they do not relate strictly to historical or current facts. Such forward-looking statements may include words such as "expect," "anticipate," "intend," "believe," "estimate," "plan," “target,” “strategy,” “continue,” “may,” “will,” “should,” variations of such words, or other words and terms of similar meaning. All forward-looking statements reflect our best judgment and are based on several factors relating to our operations and business environment, all of which are difficult to predict and many of which are beyond our control. Such factors include, but are not limited to, the possibility that various conditions to the consummation of the proposed transaction between Synaptics and DSP Group will not be satisfied or waived, and the adverse impact associated with the announcement or pendency of the proposed transaction on the business relationships, operating results and employees of DSP Group, and other risks as identified from time to time in the SEC reports of DSP Group. Forward-looking statements are based on information available to DSP Group on the date hereof, and DSP Group expressly disclaims any obligation to publicly release any updates or any changes in expectations, or any change in events, conditions, or circumstances on which any forward-looking statement is based. Actual results and the timing of certain events could differ materially from the forward-looking statements.

Contact:

Claus Stetter

Vice President of Marketing & Communications

DSP Group Inc.

+1 +(650) 521 4082

claus.stetter@dspg.com

DSP GROUP, INC.

CONSOLIDATED STATEMENTS OF INCOME

(In thousands, except per share amounts)

	Three Months Ended September 30		Nine Months Ended September 30
	2021	2020	2021	2020
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)

Revenues	$37,756	$26,020	$106,210	$82,595
Cost of revenues	16,868	12,814	49,210	40,747

Gross profit	20,888	13,206	57,000	41,848
Operating expenses:
Research and development, net	10,933	8,122	32,043	26,931
Sales and marketing	5,292	4,117	15,820	13,563
General and administrative	4,012	2,864	9,826	7,839
Amortization of intangible assets	349	427	1,197	636

Total operating expenses	20,586	15,530	58,886	48,969

Operating income (loss)	302	(2,324)	(1,886)	(7,121)

Financial income, net	216	343	951	1,535

Income (loss) before taxes on income	518	(1,981)	(935)	(5,586)

Income tax expenses (benefit)	548	(90)	837	(152)

Net loss	$(30)	$(1,891)	$(1,772)	$(5,434)
Net loss per share:
Basic and diluted	$(0.00)	$(0.08)	$(0.07)	$(0.23)
Weighted average number of shares used in per share computations of loss per share:
Basic and diluted	24,141	23,562	24,134	23,399

Unaudited Reconciliation of GAAP to Non-GAAP Financial Measures (In thousands, except per share amounts)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2021	2020	2021	2020
	Unaudited	Unaudited	Unaudited	Unaudited
GAAP net income (loss)	$(30)	$(1,891)	$(1,772)	$(5,434)
Equity-based compensation expense included in cost of revenues	157	142	503	391
Equity-based compensation expense included in research and development, net	1,161	946	3,608	2,523
Equity-based compensation expense included in sales and marketing	646	646	2,017	1,821
Equity-based compensation expense included in general and administrative	713	699	2,084	1,811
Amortization of employee’s retention expenses related to the acquisition of SoundChip included in cost of revenues	-	67	134	67
Amortization of employee’s retention expenses related to the acquisition of SoundChip included in sales and marketing	-	149	298	149
Amortization of employee’s retention expenses related to the acquisition of SoundChip included in research and development, net	34	34	102	34
Transaction expenses related to the acquisition of SoundChip	-	249	-	249
Transaction expenses related to the anticipated acquisition by Synaptics	1,096	-	1,096	-
Amortization of intangible assets	349	427	1,197	636
Non-cash expenses (income) from exchange rates differences resulting from lease accounting standard (ASC 842)	44	90	(227)	(71)
Income from changes of deferred taxes related to intangible assets and equity-based compensation expense	(34)	(232)	(432)	(249)
Non-GAAP net income	$4,136	$1,326	$8,608	$1,927

Weighted-average number of common stock used in computation of GAAP diluted net loss per share (in thousands)	24,141	23,562	24,134	23,399

Weighted-average number of shares related to outstanding options, stock appreciation rights and restricted share units (in thousands)	1,494	1,565	1,505	1,616

Weighted-average number of common stock used in computation of non-GAAP diluted net earnings per share (in thousands)	25,635	25,127	25,639	25,015

GAAP diluted net loss per share	$(0.00)	$(0.08)	$(0.07)	$(0.23)
Equity-based compensation expense	0.11	0.09	0.32	0.27
Amortization of intangible assets	0.01	0.02	0.05	0.03
Transaction expenses related to the acquisition of SoundChip	-	0.01	-	0.01
Amortization of employee’s retention expenses related to the acquisition of SoundChip	-	0.01	0.02	0.01
Non-cash expenses from Exchange rates differences resulting from lease accounting standard (ASC 842)	-	0.01	(0.01)	-
Transaction expenses related to the anticipated acquisition by Synaptics	0.04	-	0.04	-
Income from changes of deferred taxes related to intangible assets and equity-based compensation expense	-	(0.01)	(0.01)	(0.01)
Non-GAAP diluted net earnings per share	$0.16	$0.05	$0.34	$0.08

DSP GROUP, INC.

CONSOLIDATED BALANCE SHEETS

(In thousands)

	September 30,	December 31,
	2021	2020
	(Unaudited)	(Audited)
Assets
Current assets:
Cash and cash equivalents	$20,422	$16,936
Restricted deposits	579	548
Marketable securities and short-term deposits	52,945	50,615
Trade receivables, net	18,019	11,003
Inventories	7,009	9,061
Other accounts receivable and prepaid expenses	3,359	3,460
Total current assets	102,333	91,623

Property and equipment, net	6,252	6,574

Long term marketable securities and deposits	59,434	60,454
Severance pay fund	15,655	16,285
Operating leases– right of use assets	10,315	11,102
Deferred income taxes	6,012	6,893
Intangible assets, net	19,303	20,654
Long term prepaid expenses and lease deposits	2,498	2,888
Total long-term assets	113,217	118,276
Total assets	$221,802	216,473

Liabilities and Stockholders’ Equity
Current liabilities:
Trade payables	$11,259	$10,708
Operating lease liability	3,020	2,974
Other current liabilities	19,063	15,724
Total current liabilities	33,342	29,406

Accrued severance pay	16,164	16,647
Operating lease liability	9,003	10,075
Accrued pensions	1,016	1,089
Deferred income taxes	898	1,073
Other long-term liabilities	1,945	1,945
Total long term liabilities	29,026	30,829

Stockholders’ equity:
Common stock	24	24
Additional paid-in capital	404,806	396,335
Accumulated other comprehensive loss	(1,071)	(637)
Less – Cost of treasury stock	(105,727)	(108,509)
Accumulated deficit	(138,598)	(130,975)
Total stockholders’ equity	159,434	156,238
Total liabilities and stockholders’ equity	$221,802	$216,473